UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2006

GLOBAL AXCESS CORP
(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-17874 (Commission File Number)	88-0199674 (IRS Employer Identification No.)

224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida (Address of principal executive offices)	32082 (Zip Code)

Registrant’s telephone number, including area code: (904) 280-3950

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 18, 2006, David Surette, the Chief Financial Officer of Global Axcess Corp (the “Company”), advised the Company that he is resigning as the Chief Financial Officer of the Company effective June 1, 2006. The Board of Directors appointed Michael J. Loiacono as Chief Financial Officer of the Company which such appointment will be effective as of June 1, 2006. Mr. Loiacono has served as the Company’s Controller since March 2006. The Company and Mr. Loiacono have agreed to the terms of Mr. Loiacono’s employment pursuant to which Mr. Loiacono will receive an annual salary of $135,000 and a 5-year option to purchase 20,000 shares of common stock at $0.76 which vest at the rate of 25% on the six month anniversary date and 25% on each of the one year anniversary date of the initial grant. The option expires within three months of termination unless terminated for cause in which case the option expires immediately.

Prior to joining the Company, Mr. Loiacono served from August 2005 to March 2006 as Vice President of Finance for InfiniRoute Networks Inc., which was acquired by TNS, Inc. At InfiniRoute, Mr. Loiacono managed their financial strategies and oversaw the day-to-day financial operations, including budget planning, accounting, billing, and financial reporting. Before his role at InfiniRoute, Mr. Loiacono served as VP Finance at Reach Services, USA from November 2004 to August 2005 and Controller and Director of Finance from July 1998 to October 2004 for ITXC Corp, which was acquired by Teleglobe, Inc. He has also held financial management positions at Voxware, Inc. from March 1996 to July 1998 and Dendrite International, Inc. from August 1994 to March 1996, two publicly traded companies. Mr. Loiacono holds a Bachelor of Science degree from Rutgers University, which he received in June 1988.

Item 8.01 Other Events

On May 2, 2006 the Company entered into a  Shareholder Agreement to sell 50% of its South African subsidiary Cash Axcess Corporation (Proprietary) Limited, its wholly owned subsidiary, in a stock arrangement with Industrial Electronic Investments Limited. The Company will convert a loan into additional shares of stock at the same time. The Company will also either receive or give additional shares of stock and cash if certain milestones are achieved or not achieved, respectively in the twelve month period following the contract date. The Company closed this transaction on May 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

Dated: May 24, 2006	By:	/s/ David Fann
Name: David Fann
Title: President